Exhibit 99.1

Cellular Biomedicine Group Approved for Listing on the NASDAQ Capital Market

Company to Begin Trading on Nasdaq on June 18, 2014 With the Symbol "CBMG"

PALO ALTO, Calif., June 16, 2014 (GLOBE NEWSWIRE) -- Cellular Biomedicine Group Inc. (CBMG) (the "Company"), a biomedicine firm engaged in the development of new treatments for degenerative and cancerous diseases, announced today that its common stock has been approved for listing on the Nasdaq Capital Market and is expected to commence trading on Nasdaq under the ticker symbol "CBMG" on June 18, 2014. The Company's common stock will continue to trade as "CBMG" on the OTCQB until the market closes on June 17, 2014.

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative diseases and cancers. The Company's developmental stem cell, progenitor cell, and immune cell projects are the result of research and development by scientists and doctors from China and the United States. The Company's flagship GMP facility, consisting of eight independent cell production lines, is designed, certified and managed according to U.S. standards. To learn more about CBMG, please visit: www.cellbiomedgroup.com

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contact:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 650 566-5064
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 646-284-9427
vivian.chen@grayling.com